Exhibit 99.1

Filed by Horizon Bancorp pursuant to
Rule 425 under the Securities Act of 1933 and deemed filed pursuant to
Rule 14a-12 of the Securities Exchange Act of 1934
Subject Company: Horizon Bancorp
Commission File No. 000-10792

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: March 20, 2015

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Date of Annual Shareholders Meeting

Michigan City, IN (March 20, 2015) – Horizon Bancorp (NASDAQ GM: HBNC, “Horizon” or the “Company”) today announced that it plans to hold its 2015 Annual Meeting of Shareholders on Monday, June 22, 2015.  The record date for determining shareholders of record entitled to vote at the meeting is May 11, 2015.  Obtaining the approval of Horizon’s shareholders for the previously announced and pending merger (the “Merger”) of Peoples Bancorp with Horizon, including the issuance of shares of Horizon’s common stock in the Merger, is a condition to the closing of the Merger.  Holding the Company’s Annual Meeting in June (which is normally held in May) will permit matters requiring the approval of the Company’s shareholders that are related to the Merger to be considered at the Annual Meeting, and thereby avoid the need to have two separate shareholders’ meetings.
Rule 14a-8 Shareholder Proposal Deadline
The date of the 2015 Annual Meeting will be more than 30 days after the anniversary date of the 2014 Annual Meeting.  Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders may present proposals for inclusion in Horizon’s proxy statement for the 2015 Annual Meeting by submitting their proposals a reasonable time before Horizon begins to print and send its proxy materials.  Horizon’s Board of Directors has set April 19, 2015 as the deadline for receipt of shareholder proposals pursuant to Rule 14a-8.  In order for a proposal under Rule 14a-8 to be considered timely, it must be received by Horizon on or prior to April 19, 2015 and be addressed to Horizon’s Secretary at 515 Franklin Square, Michigan City, Indiana 46360.  All shareholder proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement for the 2015 Annual Meeting.
About Horizon Bancorp
Horizon Bancorp is a locally owned, independent, commercial bank holding company serving northern and central Indiana and southwest and central Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest.  Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

Additional Information
In connection with the proposed Merger, Horizon will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Peoples Bancorp (“Peoples”) and Horizon and a Prospectus of Horizon, as well as other relevant documents concerning the proposed transaction.  Shareholders and investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.
The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents Horizon has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents Horizon has filed with the SEC by contacting Dona Lucker, Shareholder Relations Officer, 515 Franklin Square, Michigan City, Indiana 46360, telephone: (219) 874-9272 or on Horizon’s website at www.horizonbank.com under the tab “About Us”, then “Investor Relations” and then under the heading “Information Request”.
Participants in this Transaction
Horizon, Peoples and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed merger under the rules of the SEC.  Information about the directors and executive officers of Horizon is set forth in the proxy statement for Horizon’s 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 21, 2014.  Free copies of this document may be obtained as described in the preceding paragraph.  Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available.
Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.
Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof.  Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.